Exhibit 10.7.3

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (“Amendment”) is made the 6th day of August, 2014 between 3850 WILKE L.L.C., an Illinois limited liability company (“Landlord”), and PAYLOCITY CORPORATION, an Illinois corporation (“Tenant”).

Recitals:

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated January 12, 2007, (“Lease”) for that certain premises consisting of seventy thousand five hundred one (70,501) rentable square feet (the “Premises”) in the building located at 3850 N. Wilke Road, Arlington Heights, Illinois (the “Building”); and

WHEREAS, on January 11, 2011, Landlord and Tenant entered into an Amendment to Lease which provided for Tenant’s lease of twenty five seventy four (25,074) rentable square feet on the fourth floor of the Building (“Expansion Premises”); and

WHEREAS, on April 14, 2014, Landlord and Tenant entered into a Second Amendment to Lease which provided, among other things, for Tenant’s placement of signage; and

WHEREAS, Tenant now desires to lease Suite 350 on the third floor of the Building consisting of two thousand fifty nine (2,459) rentable square feet (“Suite 350”); and

WHEREAS, Tenant and Landlord desire to set forth herein the terms and conditions of the lease of Suite 350.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.                                      Preamble. The recitations herein above set forth in the Preamble are hereby adopted by this reference and incorporated herein, the same as though set forth in full context.

2.                                      Definitions. The terms as used herein shall have the same meaning as in the Lease and any previous Amendments hereto.

3.                                      Suite 350. Landlord agrees to lease to Tenant, and Tenant agrees to lease from Landlord, Suite 350 on the third (3rd) floor of 3850 Wilke Road, Arlington Heights, Illinois, consisting of two thousand four hundred fifty-nine (2,459) rentable square feet.

4.                                      Term. The Term of the lease of Suite 350 shall commence on February 1, 2015 and shall terminate on April 30, 2019. At all times, the Termination Date of the Premises, Expansion Premises and Suite 350 shall be coterminous.

5.                                      Rent: Tenant shall pay Base Rent for Suite 350 in accordance with the following:

	Annual Base Rent	Monthly Base Rent

2/1/15-1/31/16	$55,327.50	$4,616.62
2/1/16-1/31/17	$56,557.00	$4,713.08
2/1/17-1/31/18	$57,786.50	$4,815.54
2/1/18-4/30/19	$60,245.51	$5,020.46

Anything to the contrary notwithstanding, Tenant shall not be required to pay Base Rent or Additional Rent for the months of February 1, 2015 through May 31, 2015 inclusive.

6.                                      Additional Rent. Tenant shall pay Additional Rent for Suite 350 in accordance with Section 3 of the Lease. Tenant’s Pro Rata Share for Suite 350 is two and 6/10 percent (2.6%). Further, Tenant shall not pay Taxes or Operating Expenses until the Taxes or Operating Expenses, as may be the case, exceed the Taxes or Operating Expenses paid by Landlord in calendar year 2015 (“Tax Stop” or “Operating Expenses Stop” respectively).

7.                                      Tenant Improvement Allowance for Premises. Landlord agrees to pay Tenant a construction allowance not to exceed Sixty-Six Thousand Six Hundred Eighty- Eight and 08/100 Dollars ($66,688.08) of Tenant’s documented cost to improve Suite 350 (“Tenant Improvement Allowance”). Said amount will be paid to Tenant within thirty (30) days after Tenant furnishes Landlord with a copy of the receipted bills for such work, releases or waivers of liens from all parties doing work in the Suite 350 and an affidavit from Tenant stating that all bills have been paid and that there are no outstanding obligations owed with respect to the work done in the Premises. To the extent that Tenant does not use the full Tenant Improvement Allowance to improve the Premises, any unused amount shall be credited to Rent next due.

8.                                      Lower Level Indoor Parking. Effective with the commencement date for Suite 350, Tenant will be permitted to park an additional two (2) vehicles in the lower level indoor parking garage. The total number of parking spaces that Tenant may use shall be nineteen (19).

9.                                      Terms of Lease Binding. All terms and provisions of the Lease and any previous amendments not amended herein are incorporated herein as if set forth in full content.

10.                               Complete Understanding. This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof; this Amendment supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter herein contained. No change or modification to the Lease or any addenda and/or amendment thereto shall be valid unless the same is in writing and signed by all of the parties hereto. No waiver of any provision of the Lease or any Amendment shall be valid unless in writing and signing by the person or party to be charged.

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Lease as of the day and date first above written.

LANDLORD:

3850 WILKE L.L.C.,
an Illinois limited liability company

By:	First American Properties, L.L.C.,
Managing agent

By:	/s/ C. Mark Jordan
C. Mark Jordan
Authorized Representative

TENANT:

PAYLOCITY CORPORATION,
an Illinois corporation

By:	/s/ Jay Schedler
Its: Vice President Human Resources